EXHIBIT 10.37


                 CONSULTING ARRANGEMENT - LAWRENCE T. JILK, JR.
                 ----------------------------------------------


         The following is a written description of the consulting arrangement entered into between Panasia Bank, N.A. ("Panasia"), a wholly-owned subsidiary of National Penn Bancshares, Inc.
("National Penn"), and Lawrence T. Jilk, Jr., a National Penn and
Panasia director ("Consultant").



Relationship:       Consultant is an independent contractor of Panasia
                    for all purposes.

  Consulting
    Services:       1.       Consultant's responsibilities are to:

                             *       Assist the Chief Executive Officer
                                     ("CEO") of Panasia in analyzing markets
                                     for future prospects;

                             *       Advise the CEO of Panasia on revenue
                                     enhancement ideas, expense reduction
                                     and control, pricing and
                                     profitability and product
                                     development and implementation; and

                             *       Attend staff meetings as necessary.

                    2. Consultant will provide such consulting services the equivalent of two days per month, with at least one day spent in one of Panasia's markets.

        Term:       One year, beginning January 1, 2002.

Compensation:       $30,000 per year, payable in quarterly installments
                    of $7,500.